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                                                                    EXHIBIT 23.5



          FORM OF CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the inclusion as Appendix B to the Proxy Statement/ Prospectus constituting part of the Registration Statement on Form S-4 of Regions Financial Corporation of our letter to the Board of Directors of Village Bankshares, and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   /s/ ALEX SHESHUNOFF & CO. INVESTMENT BANKING
                                   --------------------------------------------
                                     ALEX SHESHUNOFF & CO. INVESTMENT BANKING

Austin, Texas
July 20, 1998